                   [AXELROD, SMITH & KIRSHBAUM LETTERHEAD]


                                  May 31, 1996



Robert L. Watters, President
Rick's Cabaret International, Inc.
3113 Bering Drive
Houston, Texas  77057

Dear Mr. Watters:

         As counsel for Rick's Cabaret International, Inc., a Texas corporation ("Company"), you have requested our firm to render this opinion in connection with the registration statement of the Company on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), filed with the Securities and Exchange Commission relating to the registration of the issuance of up to 400,000 shares of common stock, par value $.01 per share (the "Common Stock"), to be issued to Summit Marketing & Public Relations Inc.("Summit"), a consultant to the Company, pursuant to a Consulting Agreement dated May 1, 1996, as amended May 30, 1996, ("Consulting Agreement") between the Company and Summit.

         We are familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

         Based upon the foregoing, we are of the opinion that:

         1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; and

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         2. The shares of Common Stock to be issued are validly authorized and, when issued and delivered in accordance with the terms of the Consulting Agreement, will be validly issued, fully paid and nonassessable.

         We consent to the to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the Registration Statement to Axelrod, Smith, & Kirshbaum under the heading "Exhibits-Opinion."


                                        Very truly yours,

                                        /s/ AXELROD, SMITH & KIRSHBAUM